Exhibit 10.4
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of August 15, 2008, by and between PEERLESS MFG. CO., a Texas corporation (“Assignor”) and PMFG, INC., a Delaware corporation (“Assignee”).
RECITALS
     Pursuant to the Agreement and Plan of Merger dated January 10, 2008, among Assignor, Assignee, and PMFG Merger Sub, Inc. (the “Merger Agreement”), Assignor will create a new holding company structure by merging Assignor with and into PMFG Merger Sub, Inc. with Assignor being the surviving corporation and converting each share of the capital stock of Assignor into two shares of the capital stock of Assignee (the “Merger”). In connection with the Merger, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, certain of Assignor’s stock and incentive plans and other arrangements (collectively, the “Assumed Agreements”) as further specified herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties intending to be legally bound, agree as follows:
     1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to them in the Merger Agreement.
     2. Assignment. Effective at the Effective Time, Assignor hereby assigns to Assignee all of its rights and obligations under the Assumed Agreements listed on Exhibit A hereto.
     3. Assumption. Effective at the Effective Time, Assignee hereby assumes all of the rights and obligations of Assignor under the Assumed Agreements, and agrees to abide by and perform all terms, covenants and conditions of Assignor under such Assumed Agreements. In consideration of the assumption by Assignee of all of the rights and obligations of Assignor under the Assumed Agreements, Assignor agrees to pay (i) all expenses incurred by Assignee in connection with the assumption of the Assumed Agreements pursuant to this Agreement and (ii) all expenses incurred by Assignee in connection with the registration on Form S-8 of shares of common stock of Assignee to the extent required in connection with the Assumed Agreements, including, without limitation, registration fees, if any, imposed by the Securities and Exchange Commission.
     4. Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out, including, without limitation, entering into amendments to the Assumed Agreements and notifying other parties thereto of such assignment and assumption.

     5. Successors and Assigns. This Agreement shall be binding upon Assignor and Assignee, and their respective successors and assigns. The terms and conditions of this Agreement shall survive the consummation of the transfers provided for herein.
     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.
     7. Entire Agreement. This Agreement, including Exhibit A attached hereto, together with the Merger Agreement, constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be modified or amended except by a writing executed by the parties hereto.
     8. Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.
     9. Third Party Beneficiaries. The parties to the Assumed Agreements, including, without limitation, the parties to the various stock option or similar agreements entered into pursuant to the Assumed Agreements who are granted options or other rights to receive securities thereunder, are intended to be third party beneficiaries to this Agreement.
     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.
[Signature Page Follows]

     This Assignment and Assumption Agreement is signed as of the date first written above.

Assignor PEERLESS MFG. CO.
By:	/s/ Peter Burlage
Peter Burlage
President and Chief Executive Officer

Assignee PMFG, INC.
By:	/s/ Peter Burlage
Peter Burlage
President and Chief Executive Officer

EXHIBIT A
Assumed Agreements
Option Plans and Stock Incentive Plans
1.	1995 Stock Option and Restricted Stock Plan for Employees of Peerless Mfg. Co.

2.	2001 Stock Option and Restricted Stock Plan for Employees of Peerless Mfg. Co.

3.	PMFG, Inc. 2007 Stock Incentive Plan
Other Plans and Arrangements
1.	Amended and Restated Employment Agreement, dated March 21, 2007, between Peerless Mfg. Co. and Peter Burlage

2.	Employment Agreement, dated May 22, 2008, between Peerless Mfg. Co. and Robert M. Sherman

3.	Employment Agreement, dated October 10, 2006, between Peerless Mfg. Co. and David Taylor

4.	Employment Agreement, dated January 11, 2006, between Peerless Mfg. Co. and Sean McMenamin